                                                                    EXHIBIT 99.1

         We hereby certify that the accompanying Report of Harris Preferred Capital Corporation, on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operation of Harris Preferred Capital Corporation.





/s/ PAUL R. SKUBIC                              /s/ PAMELA C. PIAROWSKI
---------------------                           ------------------------------
Paul R. Skubic                                  Pamela C. Piarowski
Chairman of the Board                           Chief Financial Officer
and President



May 14, 2003